VISA DIRECTORS
DEFERRED COMPENSATION PLAN
(Effective as of January 28, 2014)

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INTRODUCTION
The purpose of the Visa Directors Deferred Compensation Plan is to provide deferred compensation benefits to members of the Visa Inc. Board of Directors who are subject to federal income tax in the United States.
ARTICLE 1
DEFINITIONS
For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1    “Account Balance” shall mean, with respect to each Elective Deferral Account, the Annual Deferral Amount for a Plan Year as credited or debited in accordance with Sections 3.5 and 3.6, as applicable.
1.2    “Administrator” shall mean the person, or persons, appointed by the Committee to assist in the administration of the Plan in accordance with its provisions.
1.3    “Annual Deferral Amount” shall mean that portion of a Director’s fees payable in cash that the Director elects to have, and that is, deferred, in accordance with Article 3 for a Plan Year.
1.4    “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under the Plan upon death of a Participant.
1.5    “Beneficiary Designation Form” shall mean the form established from time to time by the Administrator whereby a Participant designates one or more Beneficiaries.
1.6    “Board” shall mean the Board of Directors of the Company.
1.7    “Change in Control” shall mean a change in ownership or effective control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by the Company’s members, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting interest of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding membership interests immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or a substantial portion of the Company’s assets that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition; or (iii) the complete liquidation or dissolution of the Company.
1.8    “Claimant” shall have the meaning set forth in Section 9.1.
1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time.
1.10    “Committee” shall mean the Compensation Committee of the Board, or a successor committee appointed and designated as such by the Board.
1.11    “Company” shall mean Visa Inc. or any successor thereto.

1.12    “Deemed Investment” shall mean the investment vehicles described in Sections 3.5 and 3.6.
1.13    “Director” shall mean a member of the Board who is subject to federal income tax in the United States.
1.14    “Election Form” shall mean the form established from time to time by the Administrator whereby a Participant makes an election under the Plan.
1.15    “Elective Deferral Account” shall mean the bookkeeping entry that is utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan attributable to the Annual Deferral Amount for a Plan Year.
1.16    “Employee” shall mean any employee of the Company or a Related Company.
1.17    “Fair Market Value” means the fair market value of a share of Stock as determined by the Committee by the reasonable application of such reasonable valuation method as the Committee deems appropriate; provided, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Stock on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.
1.18    “Participant” shall mean a Director who elects to participate in the Plan in accordance with the terms and conditions of the Plan. A Director who becomes a Participant shall remain a Participant until full payment of his or her Account Balances.
1.19    “Plan” shall mean the Visa Directors Deferred Compensation Plan, as it may be amended from time to time and as set forth in its entirety in this document.
1.20    “Plan Year” shall be the calendar year.
1.21    “Pre-Termination Survivor Benefit” shall mean the benefit described in Article 4.
1.22    “Related Company” shall mean a corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which the Company is a component member and an unincorporated trade or business which is under common control within the meaning of section 414(c) of the Code with the Company.
1.23    “Separation from Service” shall occur if a Participant ceases to be a Director, provided that it is reasonably anticipated based on the facts and circumstances that the Participant will perform no further services thereafter for the Company and any Related Company as a Director, an Employee or an independent contractor other than as a Director. If a Director becomes an Employee, a Separation from Service shall not occur until the Participant has incurred a “termination of employment” from the Company and any Related Company. A Participant incurs a “termination of employment” on the date it is reasonably anticipated based on the facts and circumstances that the Participant will perform no further services after that date or that the level of bona fide services he or she would perform after that date (whether as an Employee or an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an Employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services if the Participant has been providing services for less than 36 months). For periods during which a Participant is on a paid bona fide leave of absence, he or she is treated as providing bona fide services at a level equal to the level of services that he or she would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which a Participant is on an unpaid bona fide leave of absence are disregarded for purposes of determining whether a Participant has incurred a termination of employment. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services.
1.24    “Stock” shall mean Class A common stock, par value $0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization).
1.25    “Stock Unit” shall mean a notational unit representing the right to receive an amount in cash equal to the Fair Market Value of a share of Stock (or of a fractional share of Stock, as applicable).
1.26    “Termination Benefit” shall mean the benefit described in Article 5.
1.27    “Trust” or “Trust Agreement” shall mean the Visa Deferred Compensation Plan Trust Agreement, as amended from time to time, if any, that is entered into between the Company and the Trustee in connection with the Visa Deferred Compensation Plan and the Plan.
1.28    “Trustee” shall mean the trustee under the Trust.
ARTICLE 2
ELIGIBILITY, ELECTION, COMMENCEMENT
2.1    Eligibility. Eligibility to participate in the Plan shall be limited to Directors who are not Employees.
2.2    Election Requirements. As described in Section 3.2, an election to participate in the Plan shall be timely made on an Election Form and shall specify: (i) the amount of Director fees to be deferred; and (ii) the time of payment as set forth in Section 5.2.
2.3    Commencement of Participation. Provided a Director has met all election requirements described in Section 2.2 within 30 days of his initial eligibility to participate in the Plan and other nonqualified deferred compensation plans treated as a single plan with this Plan under section 409A of the Code, that individual shall commence participation in the Plan upon the timely completion of those requirements. If a Director’s initial election to defer compensation pursuant to Section 3.2 is not received within the required 30 day period, such individual shall not be eligible to participate in the Plan until the first day of the Plan Year following the date such election requirements are first met.
ARTICLE 3
DEFERRALS, CREDITING AND DEBITING ACCOUNTS
3.1    Deferred Compensation. A Participant may elect to defer the fees payable in cash to the Participant for services as a Director.
3.2    Election to Defer Compensation. A Participant shall make a deferral election by timely filing an Election Form in accordance with the Administrator’s rule and procedures. If no Election Form is timely filed for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year. Subject to such generally applicable exceptions as may be authorized by the Administrator and applicable law, a Participant’s election to defer compensation for services performed during a Plan Year must be filed before the later of (i) the last day of the immediately preceding Plan Year, or (ii) 30 days after the date the Participant is first eligible to participate in the Plan and other nonqualified deferred compensation plans treated as a single plan with this Plan under section 409A of the Code.

3.3    Withholding of Deferral Amounts. For each Plan Year, the Annual Deferral Amount shall be withheld and credited to the Participant’s Elective Deferral Account for such Plan Year at the time(s) the Director fees would otherwise be paid to the Participant.
3.4    Dividends. Stock Dividends and Non-Stock Dividends (as defined below) payable with respect to Stock Units allocated to Participant’s Elective Deferral Accounts shall be deferred in accordance with the Participant’s deferral election made in connection with the Participant’s deferral of Directors’ fees to which such Stock Units relate. Stock Dividends and Non-Stock Dividends payable with respect to Stock Units allocated to a Participant’s Elective Deferral Accounts shall be credited by the Administrator to the Participant’s Elective Deferral Accounts in the form of additional Stock Units or fractional Stock Units as of the date on which the Company makes such a distribution to its stockholders, as follows:
(a)    In the event of a Stock dividend distributable with respect to Stock underlying the Stock Units credited to such Participant’s Elective Deferral Accounts (“Stock Dividends”), the Participant’s Elective Deferral Accounts shall be credited with an additional number of Stock Units equal to such Stock Dividend ; and
(b)    In the event of a cash dividend or other non-Stock amount distributable with respect to Stock underlying the Stock Units credited to such Participant’s Elective Deferral Accounts (“Non-Stock Dividends”) the Participant’s Elective Deferral Accounts shall be credited with an amount in cash equal to such Non-Stock Dividend.
Alternatively, the Administrator, in its discretion, may provide for Stock Dividends or Non-Stock Dividends to be credited to a Participant’s Elective Deferral Accounts in a different manner.
3.5    Selection of Deemed Investments. The Committee shall select the Deemed Investments that are available to measure the amounts to be credited under Section 3.6 based on each Participant’s directions regarding the specific Deemed Investments allocable from time to time to the Participant’s Elective Deferral Accounts. Deemed Investments shall be for bookkeeping purposes only, and the Company shall not be obligated to invest in the Deemed Investments, or to acquire or maintain any actual investment. The Committee may provide for a Deemed Investment in Stock and any amounts allocated to a Deemed Investment in Stock shall be Stock Units for purposes of this Plan and may not be subsequently allocated to any other Deemed Investment.
3.6    Crediting and Debiting Accounts. The Administrator shall determine, in its discretion, the exact times and methods for crediting an Elective Deferral Accounts with changes in value of its Deemed Investments and debiting any distributions allocated thereto. The Committee may, at any time, change the timing or methods for such credits and debits; provided that the times and methods in effect at any particular time shall be uniform among all Participants and Beneficiaries; provided, however, that any amounts allocated to a Deemed Investment in Stock shall be credited with earnings and debited with losses as Stock Units and for purposes of determining a Participant’s Termination Benefit or amount to be distributed in accordance with Section 7.1, the amounts allocated to a Participant’s Deemed Investment in Stock shall be deemed to have a value equal to the aggregate then Fair Market Value of the Stock subject to the Participant’s Stock Units as of the date of the Participant’s Separation from Service or distribution under Section 7.1, as applicable.
3.7    Vesting. A Participant shall at all times have a fully vested and nonforfeitable interest in his or her Annual Deferral Amount and Elective Deferral Accounts.

ARTICLE 4
PRE-TERMINATION SURVIVOR BENEFIT
4.1    Pre-Termination Survivor Benefit. If a Participant dies before Separation from Service, the Participant’s Beneficiary shall receive, as a Pre-Termination Survivor Benefit, the Participant’s Account Balances.
4.2    Payment of Pre-Termination Survivor Benefits. The Pre-Termination Survivor Benefit shall be paid in a lump sum within 90 days following the Participant’s death.
ARTICLE 5
TERMINATION BENEFIT
5.1    Termination Benefits. When a Participant has a Separation from Service, the Participant shall receive, as a Termination Benefit, the Participant’s Account Balances.
5.2    Payment of Termination Benefit. Subject to Section 11.15, a Participant’s Termination Benefit shall be paid in a lump sum in cash either (i) within 90 days following the date of the Participant’s Separation from Service, or (ii) on the next following January 1 following the Participant’s Separation from Service, as previously elected by the Participant in the Election Form. If no election was made, the Participant’s Termination Benefit shall be paid in a lump sum within 90 days following the date of the Participant’s Separation from Service.
5.3    Death Prior to Payment of Termination Benefits. If a Participant dies after Separation from Service, but before the Termination Benefit is paid, the Participant’s unpaid Termination Benefit shall be paid in a lump sum to the Participant’s Beneficiary within 90 days following the Participant’s death.
ARTICLE 6
BENEFICIARY DESIGNATION
6.1    Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable to such Beneficiary under the Plan upon the death of a Participant.
6.2    Beneficiary Designation. A Participant shall designate his or her Beneficiary on a Beneficiary Designation Form in accordance with the Administrator’s rules and procedures, as in effect from time to time.
6.3    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 6.1 and 6.2 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant’s issue upon the principle of representation and if there is no such issue, to the Participant’s estate.
6.4    Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its sole and absolute discretion, to cause such payments to be withheld until the matter is resolved.

ARTICLE 7
TERMINATION, AMENDMENT, OR MODIFICATION
7.1    Termination. The Company reserves the right to terminate the Plan by action of the Board within 12 months of a Change in Control of the Company. Upon such Change in Control and termination of the Plan, Participants’ Account Balances and all account balances of all other nonqualified deferred compensation plans treated as a single plan with this Plan under section 409A of the Code shall be paid in a lump sum within 90 days after the date of Plan termination, subject to any applicable limitations of section 409A of the Code. In addition, the Company reserves the right to terminate this Plan at any time effective with respect to any Plan Year that commences subsequent to the date action is taken by the Company to terminate this Plan. In the event the Plan is terminated, no further deferrals shall be made after the effective date of the Plan’s termination, and payment of each Participant’s Account Balances shall be made in accordance with the payment provisions of Articles 4 and 5. The preceding provisions of this Section 7.1 to the contrary notwithstanding, the Company may in its discretion terminate the Plan effective as of a date that is prior to the first day of a subsequent Plan Year and provide for accelerated payments of all amounts credited on behalf of all Participants upon a termination of the Plan to the extent such termination and acceleration of payments satisfies the applicable requirements upon the termination of a plan pursuant to Code Section 409A.
7.2    Amendment. The Committee may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall be effective to decrease a Participant’s Account Balances at the time of such amendment, calculated as though the Participant had experienced a Separation from Service as of the effective date of the amendment or modification.
7.3    Effect of Payment. The full payment of the applicable benefit under the Plan shall completely discharge all obligations to a Participant under the Plan.
ARTICLE 8
ADMINISTRATION
8.1    Committee Duties. The Plan shall be administered by the Committee. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including but not limited to, interpretations of the Plan and entitlement to or amount of benefits under the Plan, as may arise in connection with the Plan. Any Committee member (or person appointed by the Committee as Administrator) must recuse himself or herself on any matter of personal interest to such member (or person) that comes before the Committee.
8.2    Agents. In the administration of the Plan, the Committee may, from time to time, engage agents, including the Administrator, and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company.
8.3    Binding Effect of Decisions. The decision or action of the Committee, or the Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
8.4    Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any person serving as Administrator.

8.5    Board Information. To enable the Committee to perform its functions, to the extent necessary the Board shall supply full and timely information to the Committee on all matters relating to the cash compensation payable to the Participants, the date and circumstances of the death or Separation from Service of the Participants, and such other pertinent information as the Committee may reasonably require.
ARTICLE 9
CLAIMS PROCEDURE
9.1    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 90 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
9.2    Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing but not later than 90 days (180 days if the Committee determines special circumstances apply):
(a)    That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(b)    That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)    the specific reason(s) for the denial if the claim, or any part of it;
(ii)    specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(iv)    an explanation of the claim review procedure set forth in Section 9.3 below and a statement of the Claimant’s right to bring a civil action under section 502 of ERISA following an adverse benefit determination upon review.
9.3    Review of a Denied Claim. Within 90 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative):
(a)    may review pertinent documents;
(b)    may submit written comments or other documents; and
(c)    will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim.

9.4    Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)    specific reasons for the decision;
(b)    specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim.
9.5    Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 9 is a mandatory prerequisite to a Claimant’s right to commence any arbitration proceeding with respect to any claim for benefits under this Plan.
9.6    Arbitration. Any claim or controversy which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in this Article 9, including any claim arising out of, connected with, or related to the formation, interpretation, performance, or breach of any provision of the Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator in accordance with the following procedures:
(a)    In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main San Francisco office of either JAMS, the American Arbitration Association (“AAA”) or the Federal Mediation and Conciliation Service. If, within three business days of the parties’ receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.
(b)    Unless the parties agree otherwise, within 90 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.
(c)    In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify the Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to discovery as follows. Each party may take no more than three depositions. The Company may depose the Participant or Beneficiary plus two other witnesses, and Participant or Beneficiary may depose the Company, within the meaning of Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.
(d)    The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.
(e)    Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.
(f)    Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act; provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of the Plan, the terms of the Plan shall prevail.
(g)    If any of the provisions of this Section 9.6 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 9.6, and this Section 9.6 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 9.6 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.
(h)    The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claim(s) of a single Participant.
ARTICLE 10
TRUST
10.1    Establishment of Trust. The Company may transfer over to the Trust such assets, if any, as the Committee determines, from time to time and in its sole discretion, are appropriate.
10.2    Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan with respect to the Participants. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust. Any such distribution shall reduce the Company’s obligations under the Plan.

ARTICLE 11
MISCELLANEOUS
11.1    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable right or interest in or claim to any property or assets of the Company. Any and all of the Company’s assets shall be, and remain, the general and unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and the sole interest of a Participant or a Participant’s Beneficiary shall be as a general creditor of the Company.
11.2    Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be nonassignable and non-transferable. No part of the amounts payable shall, prior to actual payments be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
11.3    Adjustments to Stock. In the event of any corporate event or transaction (including a change in the Stock or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities subject to Stock Units, in order to prevent dilution or enlargement of Participants’ rights under the Plan.
11.4    Coordination with Other Benefits. The benefits provided to a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Directors. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.
11.5    Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
11.6    Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
11.7    Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of California.
11.8    Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail to:
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY
ATTN: CHAIRMAN OF THE COMPENSATION COMMITTEE
P.O. Box 8999

San Francisco, CA 94128-8999
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by, mail, to the last known address of the Participant.
11.9    Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant, the Participant’s Beneficiaries, and their permitted successors and assigns.
11.10    Spouse’s Interest. A Participant’s Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the spouse subsequently dies prior to the Participant. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will.
11.11    Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
11.12    Payments to Minors and Certain Other Persons. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetency, incapacity, or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
11.13    Court Order. The Committee may authorize any payments directed by a domestic relations court order (as defined in section 414(p)(1)(B) of the Code).
11.14    Payment in the Event of Taxation. If, for any reason, all or any portion of a Participant’s benefit under the Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of assets sufficient to meet the Participant’s tax liability (including additions to tax, penalties, and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall pay to the Participant an amount equal to that Participant’s federal, state, and local tax liability associated with such taxation (which amount shall not exceed the Participant’s Account Balances), which liability shall be measured by using that Participant’s then current highest federal, state, and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties, and interest. If the petition is granted, the tax liability payment shall be made within ninety days of the date when the Participant’s petition is granted. Such payment shall reduce the benefits to be paid under the Plan.
11.15    Specified Employees. If a Participant becomes an Employee and at the time to pay the Participant’s Termination Benefit the Participant is a “specified employee” (using the default provisions of Section 1.409A-1(i) of the Treasury Regulations) and the deferral of the payment of the Termination Benefit is necessary in order to prevent any accelerated or additional tax under section 409A of the Code, then the Company will defer the payment of such benefit (without any reduction in such benefit ultimately paid to the Participant) until the earliest of (a) the Participant’s death following the date of the

Participant’s Separation from Service or (b) the date that is six (6) months following the Participant’s Separation from Service.
IN WITNESS WHEREOF, the Company has adopted this Visa Directors Deferred Compensation Plan effective as of January 28, 2014.
VISA INC.
Dated: April 21, 2014                By: /s/ Michael Ross
Michael Ross